Exhibit 99.1

Gentherm Names Hui (Helen) Xu as Senior Vice President, General

Manager of Global Electronics and Managing Director of Asia

NORTHVILLE, Mich., October 28, 2019 (GLOBE NEWSWIRE) – Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, today announced Hui (Helen) Xu will join the Company’s leadership team as Senior Vice President, General Manager of Global Electronics and Managing Director of Asia effective, November 4, 2019.

In this position, Xu will be responsible for the Company’s global Electronics business and overall growth and operations in Asia. She will be responsible for growing the Electronics portfolio, developing and launching new products, and driving profitability. She will also oversee the growth strategy and execution of operations for Gentherm’s business in Asia. Xu will report to Phil Eyler, President and CEO of Gentherm, and be based in the Company’s Shanghai, China office.

“I am delighted that Helen is joining our executive management team to lead global Electronics and operations in Asia. In order to drive growth in Asia, especially in China and our Electronics business, we look for leaders like Helen who bring extensive industry experience,” said Eyler. “Helen has a proven track record of fostering rapid and transformational change in dynamic markets, which makes her uniquely qualified to drive growth and address shifting industry dynamics to best serve our customers.”

Xu comes to Gentherm from Infineon Technologies, a semiconductor solutions company, where she is the Vice President of Infineon China and Head of Automotive Division for China mainland, Hong Kong and Taiwan Region. At Infineon, she focused on rapidly growing Infineon’s position in Greater China region while strengthening local customer relationships. Prior to Infineon, she was at International Automotive Components (IAC) Group serving as Vice President and China Managing Director, and prior as Vice President of Sales, Marketing and Program Management for China. There she was responsible for developing and driving business strategies, transformation and growth in China. Xu joined IAC Group from Lear Corporation where she held international roles in China and the United States of increasing responsibility. During her time with Lear, she gained extensive management experience in product engineering, program management, product launch, sales and new business development, and operations. Xu began her career as an engineer for DaimlerChrysler Corporation.

Xu holds a Master of Business Administration from Walsh Collage, Master of Science degree in Mechanical Engineering from Oakland University and Bachelor of Science degree in Mechanical Engineering from the General Motors Institute (now Kettering University).

Investor Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 13,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise or customers may develop their own products to replace the Company’s products, currency exchange rates may change unfavorably, pricing pressures from customers may increase, and other adverse conditions in the industries in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.